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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Tyco International Ltd. of our report dated November 23, 1998, on our audit of the combination of the historical consolidated financial statements and consolidated financial statement schedule of Tyco International Ltd. and United States Surgical Corporation, after restatement for the pooling of interests as described in Note 1 to the consolidated financial statements, as of September 30, 1998 and 1997, and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996, which report is included in Tyco's Current Report on Form 8-K filed December 10, 1998, and of our report dated May 28, 1999, on our audit of the combination of the supplemental consolidated financial statements and the supplemental consolidated financial statement schedule of Tyco International Ltd. and AMP Incorporated, after restatement for the pooling of interests as described in Note 1 to the supplemental consolidated financial statements, as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996, which report is included in Tyco's Current Report on Form 8-K filed June 3, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PRICEWATERHOUSECOOPERS


Hamilton, Bermuda
June 30, 1999